Exhibit 99.1

Calidi Biotherapeutics Reports Second Quarter 2025 Financial Results and Recent Operational Highlights

●	Presented preclinical data at the American Society of Clinical Oncology (ASCO) on CLD-401 demonstrating biological efficacy IL-15 superagonist delivery to metastatic tumor sites and reduced immune clearance through engineered CD55 membrane expression; IND filing expected by the end of 2026

●	Received FDA Fast Track Designation for CLD-201, a first-in-class stem-cell loaded intratumoral viral therapy for the treatment of patients with soft tissue sarcoma

●	Raised $4.6 million gross proceeds through a warrant inducement offering with existing investors that further strengthens the company’s balance sheet and extends its runway

SAN DIEGO, August 8, 2025 — (Business Wire) — Calidi Biotherapeutics Inc. (NYSE American: CLDI) (“Calidi”), a clinical-stage biotechnology company pioneering the development of targeted therapies with the potential to deliver genetic medicines to distal sites of disease, today reported its second quarter 2025 operating and financial results and reviewed recent business highlights.

“We are extremely excited about the progress at Calidi,” said Eric Poma, PhD, CEO of Calidi Biotherapeutics. “We believe our RedTail platform, with its ability to protect virus from immune clearance and induce tumor lysis and the delivery of potent therapeutic genetic medicines to metastatic sites through systemic administration, will be a substantial breakthrough in the field of oncolytic viruses and tumor-targeted gene therapies. We look forward to leveraging our scientific, operational and capital markets experience to continue building on Calidi’s strong platforms.”

Second Quarter 2025 and Recent Corporate Developments

●	Presented new preclinical data surrounding CLD-401, the first lead compound from Calidi’s proprietary RedTail platform, at the American Society for Clinical Oncology (ASCO) on May 30th in Chicago, IL., demonstrating enhanced biological efficacy in syngeneic tumor models through the delivery of IL15 superagonist to metastatic tumors sites after systemic administration. Calidi also demonstrated the engineered expression of CD55 on the enveloped virus, allowing the virus to avoid immune clearance and enabling systemic administration. The systemic administration of the CD55-expressing enveloped virus allows Calidi to target metastatic disease patients with high unmet need.

●	Raised $4.6 million in gross proceeds from a warrant inducement offering with existing investors despite a challenging financing environment for the biotech industry, increasing the total gross proceeds raised in all offerings in 2025 to $15.7 million.

●	Granted Fast Track Designation to CLD-201 by the U.S. Food and Drug Administration (FDA) for the treatment of patients with soft tissue sarcoma. CLD-201 is a first-in-class stem cell loaded intratumoral oncolytic viral therapy that has demonstrated significant advantages over current intratumoral oncolytic viral approaches. An IND for a Phase 1 study was successfully opened for CLD-201 in Q1-2025.

Second Quarter 2025 Financial Results

The company reported a net loss attributable to common stockholders of $5.7 million, or $1.99 per share, for the three months ended June 30, 2025, compared to a net loss attributable to common stockholders of $7.4 million, or $16.75 per share, for the same period in 2024.

Research and development expenses were $2.6 million for the three months ended June 30, 2025, compared to $2.2 million for the comparable period in 2024.

General and administrative expenses were $3.1 million for the three months ended June 30, 2025, compared to $3.6 million for the comparable period in 2024.

The company had approximately $5.3 million in cash and $0.1 million in restricted cash as of June 30, 2025, compared to $9.6 million in cash and $0.2 million in restricted cash as of December 31, 2024.

About Calidi Biotherapeutics

Calidi Biotherapeutics (NYSE American: CLDI) is a clinical-stage immuno-oncology company pioneering the development of targeted therapies with the potential to deliver genetic medicines to distal sites of disease. The company’s proprietary Redtail platform features an engineered enveloped oncolytic virus designed for systemic delivery and targeting of metastatic sites. This advanced enveloped technology is intended to shield the virus from immune clearance, allowing virotherapy to effectively reach tumor sites, induce tumor lysis, and deliver potent gene therapies to metastatic locations.

The lead candidate from the Redtail platform, currently in IND-enabling studies, targets non-small cell lung cancer, ovarian cancer, and other tumor types with high unmet medical need. Additionally, Calidi is developing protected virotherapies, in clinical-stage, for intratumoral and localized administration, focusing on a subset of injectable cancer indications.

Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements concerning key milestones, including certain pre-clinical data, planned clinical trials, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s annual report filed with the SEC on Form 10-K on March 31, 2025, as may be amended or supplemented by other reports we file with the SEC from time to time.

Contacts:

For Investors and Media:

Dave Gentry, CEO

RedChip Companies, Inc.

1-407-644-4256

CLDI@redchip.com

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except for par value data)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$5,279	$9,591
Prepaid expenses and other current assets	770	636
Total current assets	6,049	10,227
NONCURRENT ASSETS
Machinery and equipment, net	929	869
Operating lease right-of-use assets, net	2,333	2,934
Other noncurrent assets	40	152
TOTAL ASSETS	$9,351	$14,182
LIABILITIES AND TOTAL EQUITY
CURRENT LIABILITIES
Accounts payable	$1,215	$2,072
Related party accounts payable	12	2
Accrued expenses and other current liabilities	1,493	1,858
Related party accrued expenses and other current liabilities	441	480
Term notes payable, net of discount, including accrued interest	—	251
Related party term notes payable, net of discount, including accrued interest	775	2,702
Related party bridge loan payable, including accrued interest	—	223
Related party other current liability	—	638
Finance lease liability, current	113	66
Operating lease right-of-use liability, current	1,304	1,204
Total current liabilities	5,353	9,496
NONCURRENT LIABILITIES
Operating lease right-of-use liability, noncurrent	993	1,845
Finance lease liability, noncurrent	226	145
Promissory note	600	600
Warrant liability	96	119
Related party warrant liability	7	9
TOTAL LIABILITIES	7,275	12,214
TOTAL EQUITY	2,076	1,968
TOTAL LIABILITIES AND TOTAL EQUITY	$9,351	$14,182

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,
	2025	2024
	(Unaudited)
OPERATING EXPENSES
Research and development	$(2,593)	$(2,167)
General and administrative	(3,071)	(3,605)
Total operating expense	(5,664)	(5,772)
Loss from operations	(5,664)	(5,772)
OTHER INCOME (EXPENSES), NET
Interest expense	(29)	(108)
Interest expense – related party	(23)	(165)

Change in fair value of other liabilities and derivatives	(18)	86
Change in fair value of other liabilities and derivatives – related party	(1)	9
Grant income	—	181
Other expense, net	(22)	10
Total other income (expenses), net	(93)	13
LOSS BEFORE INCOME TAXES	$(5,757)	$(5,759)
Income tax provision	(4)	(8)
NET LOSS	$(5,761)	$(5,767)
Net loss attributable to noncontrolling interest	(46)	—
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	(5,715)	(5,767)
Deemed dividend on warrants	—	(1,671)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(5,715)	(7,438)
Net loss per share; basic and diluted	$(1.99)	$(16.75)
Weighted average common shares outstanding; basic and diluted	2,877	444